Ex-99.b

                                                                       EXHIBIT B

                           INFORMATION WITH RESPECT TO
                     THE EXECUTIVE OFFICERS AND MANAGERS OF
                        GRAND SLAM GENERAL PARTNERS, LLC

                              POSITION WITH
NAME AND ADDRESS(1)   GRAND SLAM GENERAL PARTNERS, LLC     PRINCIPAL OCCUPATION

Mitchell Sacks                   Principal                Manager of Grand Slam
                                                          Asset Management, LLC
                                                          and Grand Slam General
                                                          Partners, LLC


Erik Volfing                     Principal                Manager of Grand Slam
                                                          Asset Management, LLC
                                                          and Grand Slam General
                                                          Partners, LLC

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(1)  The  business  address of each of the named  individuals  is c/o Grand Slam
Capital Partners, LP, One Bridge Plaza, Fort Lee, New Jersey, 07024.